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                     [Letterhead of Mayer, Brown & Platt]



                                                                     Exhibit 5.1
                               September 25, 1998






Deutsche Recreational Asset Funding Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141

     Re:  Deutsche Recreational Asset Funding Corporation
          Registration Statement on Form S-3 (No. 333-56303)

Ladies and Gentlemen:

     We have acted as special counsel for Deutsche Recreational Asset Funding Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-56303 (together with the exhibits and amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of certain series (of Asset Backed Notes (the "Notes") and/or Asset Backed Certificates ( the "Certificates" and, together with the Notes, the "Securities").

    We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes and Certificates, and in order to express our opinion hereinafter stated we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Pooling and Servicing Agreement, Trust Agreement, Transfer and Servicing Agreement, Indenture, Receivables Transfer Agreement, Administration Agreement, Notes and Certificates (the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement. We have also examined such statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.
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     Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Act,
(b) the amount, price, interest rate and other principal terms of such Securities have been fixed by or pursuant to authorization of the Board of Directors of the Company, (c) the Operative Documents relating to such series have each been duly completed, authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) if such Trust is a Delaware business trust, the Certificate of Trust for such Trust has been duly executed by the related trustee and timely filed with the Secretary of State of Delaware, (e) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Securities have been duly executed and issued by the related Trust and authenticated by each applicable trustee, and sold by the Company or by the Trust, at the direction of the Company as applicable, and (g) payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement: (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable and (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture.

     Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Illinois.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                                         Very truly yours,



                                         /s/ Mayer, Brown & Platt

                                         MAYER, BROWN & PLATT




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